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                                                                   EXHIBIT 10.80

                                OPTION AGREEMENT


        THIS AGREEMENT is made effective as of August 1, 1998, by and between Rolf J. Gemmersdorfer (hereinafter referred to as "Optionee"), and Decora Industries, Inc., a Delaware corporation (hereinafter referred to as "Optionor").

                                    RECITALS:

        WHEREAS, Optionee has been appointed as Executive Vice President of Optionor and as Chairman of the Management Board of Optionor's subsidiary, Konrad Hornschuch AG ("Hornschuch"); and

        WHEREAS, to compensate Optionee for his services to Optionor, Optionor desires to grant to Optionee and Optionee is desirous of acquiring an option to purchase shares of the common stock of Optionor, subject to the terms and conditions hereinafter set forth;

        NOW, THEREFORE, the parties hereby agree as follows:

        1. Incorporation of Recitals. The parties hereby incorporate by this reference the recitals set forth above.

        2. Grant of Option. Subject to the terms and conditions hereinafter set forth, Optionor hereby gives and grants to Optionee the right and option to purchase theretofore authorized but unissued common shares of Optionor at such time and for the purchase price specified below.

               A. Optionee shall have the right and option to purchase, at $8.00 per share and Optionor shall have the obligation to issue to Optionee, 60,000 shares of the authorized but unissued common shares of Optionor. Such options shall vest as follows: 12,000 shall vest as of August 1, 1998; 12,000 shall vest on August 1, 1999; 12,000 shall vest on August 1, 2000, 12,000 shall vest on August 1, 2001, and 12,000 shall vest on August 1, 2002. It shall be a further condition to the vesting of any option described in this subsection A that at the time of vesting, Optionee shall be an active employee of Optionor or an affiliate of Optionor.

               B. Optionee shall have the right and option to purchase, at $8.00 per share and Optionor shall have the obligation to issue to Optionee, an additional 60,000 shares of the authorized but unissued common shares of Optionor. Such options shall vest as follows:

        On or about the commencement of each fiscal year of Hornschuch (starting with the fiscal year ending December 31, 1999), a set of financial performance objectives for Hornschuch shall be established based upon Hornschuch's operating plan for that fiscal year, subject to approval by the Board of Directors of Optionor. If, with respect to any of the fiscal years described below, such financial performance objectives have been achieved for such fiscal year (as shown by the audited financial statements for such fiscal year, which financial statements shall be completed not later than the May 31 immediately following the end of such fiscal year) then as of the June 1




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immediately following the end of such fiscal year, options shall vest and shall be immediately exercisable in the amount shown below with respect to such fiscal year:

        Fiscal year ended December 31, 1999             24,000 Shares
        Fiscal year ended December 31, 2000             12,000 Shares
        Fiscal year ended December 31, 2001             12,000 Shares
        Fiscal year ended December 31, 2002             12,000 Shares

        It shall be a further condition to the vesting of any option described in this subsections B that Optionee shall be an active employee of Optionor or an affiliate of Optionor at the end of the fiscal year to which such Option relates.

               C. Each option described in subsections A and B above shall be exercisable from and after the date of vesting until the first to occur of (i) July 31, 2003 or (ii) the third anniversary of the date of vesting.

        3. Exercise of Option. Optionee may exercise any option granted hereunder by notifying Optionor in writing of Optionee's intention to exercise such option. A closing date shall then be agreed to in good faith no later than 30 days after the notice, at which time Optionee shall pay the purchase price of the Shares being purchased, and Optionor shall deliver to Optionee the certificates for shares duly endorsed. Optionee may purchase all or any part of the Shares subject to options granted hereby.

        4. Representations. Optionor represents and warrants to Optionee that Optionee, upon proper exercise, shall receive good and marketable title to the shares of Optionor underlying the options being granted hereby, free of all pledges, liens and encumbrances, except as stated in paragraph 5.

        5. Representations and Warranties of Optionee. Optionee hereby represents and warrants that:

                A. The options granted hereby and the Shares which will be purchased by and delivered to Optionee upon exercise of such options are being acquired by Optionee for his own account and not with a view to resale or other disposition thereof.

                B. Optionee will not sell, transfer, or make any other disposition of any option or the shares to be purchased and delivered to Optionee hereunder upon the exercise of such option unless and until (a) such option or shares, as applicable, are included in a registration statement or a post-effective amendment under the Securities Act which has been filed by the Optionor and declared effective by the Securities and Exchange Commission (the "SEC"), or (b) in the opinion of counsel for the Optionor, no such registration statement or post-effective amendment is required, or (c) the SEC has first issued a "no action" letter regarding any such proposed disposition of any option or the shares.



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        6. Federal and State Securities Law Requirements. The obligation of the
Optionor to deliver and transfer the shares to the Optionee upon any exercise of any option shall be subject to the following:

               A. Optionor may require Optionee, as an additional condition of Optionee's obligation to deliver the shares upon exercise of any option hereunder, to make any representations and warranties (including without limit those set forth in Paragraph 5 hereof) with respect to the shares as may, in the opinion of counsel to Optionor, be required to ensure compliance with the Securities Act, the securities laws of any state, or any other applicable law, regulation, or rule of any governmental agency.

               B. Each certificate representing the shares issued pursuant to this Agreement shall bear whatever legends are required by federal or state law or by any governmental agency. In particular, unless an appropriate registration statement is filed pursuant to the Securities Act with respect to the shares, each certificate representing such shares shall be endorsed on its face with the following legend or its equivalent:

                      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SECURITIES MAY BE SOLD OR TRANSFERRED ONLY IF THEY HAVE BEEN REGISTERED UNDER SAID ACT OR THERE EXISTS AN EXEMPTION FROM REGISTRATION UNDER SAID ACT OR THE RULES AND REGULATIONS THEREUNDER EVIDENCED BY A NO-ACTION LETTER OR AN OPINION OF COUNSEL TO THE ISSUER OR TO THE HOLDER HEREOF REASONABLY SATISFACTORY TO THE ISSUER.


        7.     Restrictions.  Optionee:

               A. Shall not be entitled to any type of dividend declared by Optionor, unless and until an option is exercised; and

               B. Shall not be entitled to any voting rights by virtue of an option; and

               C. Acknowledges that the options granted hereby are personal to Optionee and that Optionee may not sell, assign, transfer or otherwise dispose of such options to any other person.

        8. Anti-Dilution. If prior to the exercise of any option granted hereunder Optionor shall have effected one or more stock split-ups, stock dividends, or other increases or reductions of the number of Shares of its common stock outstanding without receiving compensation therefor in money, services or property, the number of Shares of common stock subject to the options hereby granted shall (a) if a net increase shall have been effected in the number of outstanding shares of Optionor's common stock, be proportionately increased and the cash consideration payable per Share


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shall be proportionately reduced; and (b) if a net reduction shall have been effected in the number of outstanding Shares of Optionor's common stock, be proportionately reduced and the cash consideration payable per Share be proportionately increased.

        9. Notice and Opportunity to Cure Default. In the event of a perceived default of the provisions of this agreement, Optionor agrees to provide Optionee and his counsel written notice of any default and Optionor shall have 10 days from receipt of said notice to cure the stated default.

        10. Agreement to Perform Necessary Acts. The parties hereto agree to cooperate fully with one another in executing all documents, certificates, notices, filings and the like and performing all acts reasonably necessary to carry out the intent of this agreement.

        11. Assignment and Transfer. No option granted hereby may be assigned by Optionee without the prior written consent of Optionor.

        12. Amendments. This agreement may not be modified, amended or changed except by an instrument in writing signed by the parties hereto.

        13. Litigation and Attorneys' Fees. In the event of any litigation between the parties to in connection with this Agreement or to enforce any provision or right hereunder, the unsuccessful party to such litigation shall pay to the successful party therein by such successful party, which costs, expenses and attorneys' fees shall be included as a part of any judgment rendered in such action in addition to any other relief to which the successful party may be entitled.

        IN WITNESS WHEREOF, the parties have executed this Option Agreement as of the day and year first above written.

                                        OPTIONEE:



                                        /s/  ROLF J. GEMMERSDORFER
                                        ---------------------------------------
                                        ROLF J. GEMMERSDORFER

                                        OPTIONOR

                                        Decora Industries, Inc.



                                        By:  /s/   TIMOTHY BURDITT
                                           ------------------------------------
                                        Its:   Executive Vice President and
                                               Secretary



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